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                                  EXHIBIT 23.1

                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


We hereby consent to the inclusion in the Prospectus of this Post-Effective Amendment No. 4 to the Registration Statement (No. 333-84189) on Form SB-2 of our report dated October 13, 2000 (except as noted therein) on the consolidated financial statements of JagNotes.com Inc. and Subsidiaries as of July 31, 2000 and for the years ended July 31, 2000 and 1999. We also consent to the related reference to our Firm under the caption "Experts" in the Prospectus of this Post-Effective Amendment No. 4 to the Registration Statement on Form SB-2.

                                                       /s/ J.H. Cohn LLP

                                                       Roseland, New Jersey
                                                       November 20, 2000






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